UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

INMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2022 InMed Pharmaceuticals Inc. (“InMed” or the “Company”) entered into an agreement (the “BRIO Agreement”) with Brio Financial Group (“BRIO”) to provide senior financial leadership and bookkeeping services. Pursuant to the Brio Agreement, BRIO will provide Jonathan Tegge to serve as the Interim Chief Financial Officer (the “CFO”) and also provide certain other specified financial and accounting services typically provided by a chief financial officer, which are describe more fully in the BRIO Agreement, (“CFO Services”). The term of the BRIO Agreement will run through December 31, 2023, unless terminated by either party upon 10 days prior written notice to the other party, pursuant to the terms of the Brio Agreement.

The Company will pay a monthly fee of $9,750 for the CFO Services during the term of the BRIO Agreement. There are no material relationships between the Company or its affiliates and BRIO, other than in respect of the BRIO Agreement. The foregoing description of the terms and conditions of the BRIO Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the BRIO Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described above, the Company appointed Mr. Tegge as Interim Chief Financial Officer of the Company effective December 12, 2022. The Company continues to explore various options for a full time replacement for a permanent Chief Financial Officer.

Since November of 2015, Mr. Tegge has served as an Accounting Consultant for Brio providing Chief Financial Officer / Interim CFO and Controller / Financial Reporting Accountant services to various of Brio’s clients.

As described above, the Company engages Mr. Tegge through Brio whereby the Company pays Brio for the services of Mr. Tegge. In addition, the Company has entered into a Consulting Agreement with Mr. Tegge pursuant to which the Company agreed to issue Brio options to acquire 1,400 fully vested Common Shares of the Company and to issue Mr. Tegge options to acquire 1,400 Common Shares of the Company which will vest 1/12 per month over the next twelve months of service by Mr. Tegge. The foregoing description of the terms and conditions of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated into this Item 5.02 by reference.

Item 8.01 Other Information

On December 12, 2012, the Company issued a press release announcing Mr. Tegge’s appointment as Interim Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Letter Agreement dated December 12, 2022 with Brio Financial Group
10.2	Consulting Agreement dated December 12, 2022 with Jonathan Tegge
99.1	Press Release dated December 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: December 13, 2022	By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

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